Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-248243, 333-26307, 333-271570 and 333-277269 on Form S-8 of our reports dated February 25, 2025, relating to the financial statements of Harmony Biosciences Holdings, Inc. and the effectiveness of Harmony Biosciences Holdings, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ DELOITTE & TOUCHE LLP

Philadelphia, PA

February 25, 2025